UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2018

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

On June 14, 2018, Catasys, Inc. (the “Company”) entered into (i) a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (“Horizon”), which provides for up to $7.5 million in loans to the Borrowers, including initial loans in the amount of $5.0 million funded upon signing of the Loan Agreement and an additional $2.5 million loan, subject to the Company’s achievement of trailing three month billings exceeding $5 million on or prior to November 30, 2018, and (ii) a loan and security agreement in connection with a $2.5 million receivables financing facility (the “Facility Agreement” and together with the Loan Agreement, the “Agreements”) with Corporate Finance, a division of Heritage Bank of Commerce (“Heritage”). Terms used but not defined herein have the meaning given them in the Agreements.

The Company issued a press release on June 14, 2018 announcing its entry into the Loan Agreement and the Facility Agreement, which press release is attached as Exhibit 99.1 to this report.

Facility Agreement

The Facility Agreement provides for the Borrowers to borrow up to 85% of the Company’s eligible accounts receivable, as defined in the Facility Agreement. Interest on such borrowings accrues at the rate of the Wall Street Journal Prime Rate plus 3.0%. Heritage is entitled to an annual facility fee of 1%, or $25,000, and the initial term of the Facility Agreement is two years.

The Borrowers’ obligations under the Facility Agreement are secured by a first priority security interest in all of their personal property, with the exception of intellectual property, and are senior to all borrowings under the Loan Agreement pursuant to an intercreditor agreement.

The Facility Agreement includes customary affirmative and restrictive covenants, including covenants to maintain an asset coverage ratio of at least 2.00 to 1.00 (subject to decrease to 1.25 to 1.00 in the event the Company is EBITDA positive for at least two quarters), that the Company’s EBITDA for any quarter shall not negatively vary by more than 30% from the Company’s financial plan and that the Borrowers’ liquidity shall be at least three times the absolute value of the Company’s EBITDA loss for the preceding three months, and also includes customary events of default, including for payment failures, breaches of covenants, change of control and material adverse changes. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding facility balances and Heritage may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Facility Agreement.

In connection with the Facility Agreement, the Company issued Heritage warrants as described below in Item 3.02 of this report.

The foregoing description of the Facility Agreement is not complete and is qualified in its entirety by reference to the full text of the Facility Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Loan Agreement

Repayment of the loans under the agreement is on an interest-only basis through September 1, 2019, followed by monthly payments of principal and accrued interest for the balance of the term until maturity on March 1, 2022, subject to the Borrowers’ ability to extend the interest-only period to March 1, 2020 in the event the Company’s billings for the first six months of 2019 exceed $20 million. The loans bear interest at a floating coupon rate of the amount by which one-month LIBOR exceeds 2.00% plus 9.75%, therefore the current rate is 9.80%. A final payment equal to $150,000 of each loan tranche will be due on the scheduled maturity date for such loan. In addition, the Borrowers are required to pay Horizon revenue based payments equal to 0.20% of the Company’s quarterly revenue (as determined in accordance with GAAP) within 60 days of the end of each quarter during the term. If the Borrowers repay all or a portion of a loan prior to the applicable maturity date, they will pay Horizon a prepayment revenue based payment equal to the difference of payments to date and the $1.1 million minimum (in the event the full $7.5 million is drawn) or $750,000 (in the event only $5 million is drawn) plus a prepayment penalty fee, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs during the interest-only payment period and 2% thereafter.

The Borrowers’ obligations under the Loan Agreement are secured by a first priority security interest in all of their assets, with the exception of intellectual property and are subordinated to all borrowings under the Facility Agreement pursuant to an intercreditor agreement. The Borrowers agreed not to pledge or otherwise encumber their intellectual property assets, subject to certain exceptions.

The Loan Agreement includes customary affirmative and restrictive covenants, excluding any covenants to attain or maintain certain financial metrics, and also includes customary events of default, including for payment failures, breaches of covenants, change of control and material adverse changes. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding loan balances, certain minimum revenue based payment guarantees become due and Horizon may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the creation of direct financial obligations of the Borrowers is hereby incorporated by reference into this Item 2.03 of this report.

Item 3.02 Unregistered Sales of Equity Securities.

On June 14, 2018, in connection with its entry into the Facility Agreement, the Company issued Heritage warrants to purchase an aggregate of 9,720 shares of common stock (the “Heritage Warrants”), subject to reduction in the event of early termination of the Facility Agreement. The per share exercise price of the Heritage Warrants is $7.7159.

The foregoing description of the Heritage Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Heritage Warrant, which is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Heritage Warrant
10.1	Loan and Security Agreement, dated June 14, 2018, by and between Catasys, Inc. and Corporate Finance, a division of Heritage Bank of Commerce
10.2	Venture Loan and Security Agreement, dated June 14, 2018, by and between Catasys, Inc. and Horizon Technology Finance Corporation
99.1	Press Release dated June 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2018	CATASYS, INC.

	By:	/s/ Christopher Shirley
	Name:	Christopher Shirley
	Title:	Chief Financial Officer

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